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                        Consent of Independent Auditors

Board of Directors
First Fidelity Bancorporation

We consent to the incorporation by reference in registration statement No. 33-20087, registration statement No. 33-20088, registration statement No. 33-20089, registration statement No. 33-20090, registration statement No. 33-29177, registration statement No. 33-35613, registration statement 33-45404, registration statement No. 33-48712 and registration statement No. 33-52469 on Form S-8 and registration statement No. 33-20121, registration statement No. 33-21480, registration statement No. 33-41710 and registration statement No. 33-41061, on Form S-3 of First Fidelity Bancorporation of our report, dated January 14, 1994, relating to the consolidated statements of condition of First Fidelity of our report, dated January 14, 1994, relating to the consolidated statements of condition of First Fidelity Bancorporation and its subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of years in the three year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on form 10K of First Fidelity Bancorporation.

KPMG PEAT MARWICK



March 11, 1994
New York, New York